EXHIBIT 10.1

GREATER BUFFALO

SAVINGS BANK

2000 STOCK OPTION PLAN

          1.     Purposes of Plan.  The purposes of this Greater Buffalo Savings Bank 2000 Stock Option Plan (the "Plan") are to provide for stock options ("Options") as incentives for key employees, titled assistants, officers and/or directors of Greater Buffalo Savings Bank (the "Company") and its Subsidiary Corporations, as hereinafter defined and in certain instances to compensate founding directors for their efforts in founding the Company or directors for attending meetings of the Company's Board of Directors or committees of the Company's Board of Directors, through acquisition or increased ownership of the Company's common stock, par value $5.00 per share ("Common Stock"), and where appropriate to encourage such individuals to put forth maximum efforts for the success of the Company's business. It is intended that Options granted to employees under the Plan will constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It is also intended that Options granted to non-employee officers and directors pursuant to this Plan shall be non-qualified options for purposes of the Code. The Plan shall be subject to the provisions of the New York Banking Law, including Section 140-a thereof, the regulations of the New York Banking Board, including Part 26 thereof, and all other applicable laws and regulations.

          2.     Definitions.  As used in the Plan, the following words and phrases shall have the meanings indicated:

(a)    "Board of Directors" shall mean the Board of Directors of the Company.

(b)    "Disability" shall mean a mental or physical condition which in the opinion of a majority of the Option Committee renders an individual unable or incompetent to properly carry out the responsibilities attendant to the individual's employment. The decision of the Option Committee shall be conclusive and binding on all parties.

(c)    "Disinterested Director" shall mean a director of the Company who is not an employee or officer of the Company and under consideration for a grant of Options at the time the Option Committee aets with respect to such grants.

(d)    "Fair Market Value" per share as of a particular date shall mean (i) if the shares of Common Stock are then traded in the over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market on the latest date prior to such date for which such prices are available; or (ii) if the shares of Common Stock are then listed on an established national securities exchange, the average of the opening and closing prices on such exchange on the latest date prior to such date for which such prices are available, or (iii) if the shares of Common Stock are not then traded in the over-the-counter market or listed on an established national securities exchange, such value as the Committee shall determine based on a reasonable method selected by the Committee in its discretion, such method to include such factors as (a) the market value of shares of comparable banks and (b) the trend of the bank's earnings. The Fair Market Value of stock is to be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse.

(e)    "Option Committee" shall mean the committee responsible for administering the Plan as described in Section 3 hereof.

(f)    "Optionee" shall mean an employee, officer or director of the Company or a Subsidiary Corporation to whom an Option has been granted under the Plan.

(g)    "Retirement" shall mean either (i) the termination, retirement or resignation of an Optionee at a time when said Optionee is eligible for immediate commencement of pension benefits under the provisions of any retirement plan for employees of Greater Buffalo Savings Bank as then in effect, or (ii) any other voluntary or involuntary termination of employment by an Optionee which the Board of Directors designates as a retirement for the purposes of this Plan.

(h)    "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(i)    "Superintendent" shall mean the Superintendent of Banks of the State of New York.

          3.     Administration. The Plan shall be administered by the Option Committee, which shall have the authority to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Option purchase price of the shares of Common Stock subject to an Option; to determine the individuals to whom, and the times at which, Options shall be granted; to determine the number of shares to be covered by each Option and the terms and conditions of each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements provided for in Section 6(i) hereof to be entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Option Committee shall be final, conclusive and binding on all persons, including Optionees and their legal representatives, successors in interest and beneficiaries. The Option Committee may delegate to one or more of its members or to one or more agents administrative or record keeping duties as it may deem advisable.

        The Option Committee shall consist of those directors elected from time to time by the Board of Directors, except that only a Disinterested Director shall be permitted to serve on the Option Committee. The Board of Directors shall designate one of the members of the Option Committee as its chairman, and the Option Committee may appoint a secretary (who need not be a member of the Option Committee). The Option Committee shall hold its meetings at such times and places as it may determine. A majority of its members, present in person or all of its members by conference telephone, shall constitute a quorum. All determinations of the Option Committee at a meeting thereof in person or by conference telephone call shall be made by a majority of its members participating in such a meeting. The Option Committee may make any decision or determination by the unanimous written consent of all its members. The Board of Directors shall fill any vacancy in the Option Committee. No member of the Option Committee shall be liable for any act or omission with respect to his service on the Option Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Where a member of the Company's Board of Directors serves on the Company's Option Committee, service on the Option Committee shall constitute service as a director of the Company for all purposes.

        4.     Persons Eligible to Receive Options. Options under the Plan may be granted in the discretion of the Option Committee to key employees, titled assistants, officers, founding directors and/or directors of the Company or any Subsidiary Corporation. Options may be granted to such eligible individuals whether or not they hold or have held Options previously granted under the Plan or otherwise granted by the Company or a Subsidiary Corporation, subject to any restrictions set forth in the Plan. In selecting individuals to whom Options shall be granted, the Option Committee shall take into consideration any factors it may deem relevant, including the duties of the respective individuals and such individuals' past, present and potential contributions to the success of the Company and its Subsidiary Corporations.

        Notwithstanding anything to the contrary contained herein, the Company shall, on or before January 30 of each year during the term of this Plan, award options for one thousand (1000) shares of Common Stock to each director of the Company, who is not a ffill time employee of the Company, for all meetings of the Board of Directors of the Company or any committee thereof which such director attended during the preceding fiscal year of the Company, in lieu of paying any cash consideration to the directors for their service as such or for attending such meetings. The foregoing sentence shall be inoperative if, on or before the first day of any fiscal year or the effective date of the Plan, the Board of Directors adopts a resolution providing for the payment of cash consideration to the directors for their service as such and for attending meetings of the Board of Directors and the committees thereof during the ensuing fiscal year or the remainder of the fiscal year during which the Plan first became effective.

          5.     Stock Available for Options. The number of shares of voting Common Stock available for Options granted under the Plan shall be 180,000. Such amount may be adjusted pursuant to Section 6(f) hereof. Shares of Common Stock used for purposes of the Plan shall be authorized and unissued shares, or issued shares designated on the Company's balance sheet as "treasury shares." Shares of Common Stock subject to Options which have terminated or expired prior to exercise shall be available for subsequent grants of Options under the Plan.

          6.     Terms and Conditions of Options. The Option Committee shall prescribe the terms and conditions of the Options granted to each individual, which terms and conditions need not be the same in each case, subject to the following:

(a)     Option Price. The price at which each share of Common Stock subject to an Option may be purchased (the "Option Price") shall be determined by the Option Committee. The Option Price shall be not less than the greater of $10 or one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 6(f) hereof.

(b)     Option Period. The period during which an Option may be exercised shall be determined by the Option Committee subject to the vesting schedule referred to below, and shall in no event be more than ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 9 hereof. The date of grant of an Option shall be the date specified by the Option Committee in its resolution granting the Option (which date may not be earlier than the date of the resolution). Provided that an Optionee shall otherwise be entitled to exercise an Option in accordance with terms of this Plan, the right of an Optionee to exercise an Option granted under the Plan will vest as follows:

Date	Percent of Options Which Become Exercisable (i.e. Vested)
1 Year After Date of Grant	20%
2 Years After Date of Grant	20%
3 Years After Date of Grant	20%
4 Years After Date of Grant	20%
5 Years After Date of Grant	20%
100%

Notwithstanding any other provision contained herein to the contrary, Options awarded to individuals who served as founding directors of the Company for services rendered and risk incurred in incorporating the Company shall vest immediately upon receipt. Additionally, Options awarded to any directors of the Company in lieu of compensation for attending meetings of the Company's Board of Directors or committees of the Company's Board of Directors shall vest immediately upon receipt.

In the event of the death, Retirement or Disability of an Optionee while employed by the Company or a Subsidiary Corporation, or the termination of the Optionee's employment with the Company or a Subsidiary Corporation without cause, as defined below, or the resignation, removal, or failure of an Optionee who is a director of the Company to be re-elected to the Board of Directors of the Company , all unexpired Options held by such Optionee shall be deemed 100% vested as of the date of such death, Retirement or Disability or termination of employment or expiration of service as a director of the Company. For purposes of this Section 6(b) the term "cause" shall mean any of the following: (i) the Optionee's conviction of any felony offense involving monies or other property, or any crime of moral turpitude, or his commission of fraud or embezzlement; (ii) the Optionee's breach of any of his fiduciary duties to the Company which breach materially adversely affects the business of the Company; (iii) the Optionee's willful and continual neglect or failure, after written demand, to discharge his duties or failure to obey a specific written direction from the Board of Directors of the Company or Chief Executive Officer of the Company; or (iv) the Optionee's violation of any non-competition or confidentiality agreement with the Company.

(c)     Exercise of Options and Payment. An Optionee, or his transferee pursuant to Section 6(e) hereof, may exercise an Option as to any or all shares of Common Stock as to which the Option has become exercisable; provided, however, an Option may not be exercised for fewer than one hundred (100) shares of Common Stock, or the number of shares of Common Stock remaining as to which such Option is then exercisable whichever is smaller. The Option shall be exercised by delivering to the Company written notice of such exercise setting forth the number of shares of Common Stock to be purchased and the name in which such shares shall be registered, together with a certified check, bank draft or money order, in the full amount of the purchase price therefor, in each case payable to the order of the Company in United States dollars; provided, however, that such purchase price may in the alternative, to the extent permitted by law, be paid by assigning and delivering to the Company shares of Common Stock having in the aggregate on the date of exercise a Fair Market Value equal to such purchase price; and provided further that at the election of the Option Committee, to the extent permitted by law, such purchase price may consist of other property, tangible or intangible, or labor or services actually received by or performed for the Company or for its benefit, or a combination thereof. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received upon the exercise of an Option shall be conclusive.

If the Optionee so requests, shares of Common Stock purchased upon exercise of an Option may be issued in the name of the Optionee or another person provided that any such shares will be subject to the restrictions contained in Section 6(j) hereof.

The shares of Common Stock issued to an Optionee upon the exercise of an Option may be restricted from further transfer for any period which may be required under applicable securities laws, in which case the stock certificates therefor shall contain a reference to such restriction.

(d)     No Right to Continued Employment. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer or be deemed to confer on any individual any right to continue in the employ of the Company or any Subsidiary Corporation or be deemed to restrict in any way the right of the Company or a Subsidiary Corporation to terminate his employment at any time.

(e)     Nontransferability of Options. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by such Optionee or, in the event of an Optionee's disability, by his guardian or legal representative. No Option shall be assignable or transferable by an Optionee other than by will or applicable laws of descent and distribution.

(f)     Adjustments for Change in Stock Subject to Plan and Other Events.

(1)     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and/or the Option Price per share shall be proportionately adjusted by the Board of Directors, subject to the approval of the Superintendent, if required, to reflect any increase or decrease in the number of issued and outstanding shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding down to the nearest whole number of shares. The Board of Director's determinations of adjustments shall be final, binding and conclusive, subject to the approval of the Superintendent, if required.

(2)     In connection with (i) any sale or transfer by the Company of all or substantially all its assets, or (ii) any acquisition, directly or indirectly (including by way of tender or exchange offer, merger or consolidation), of all or a majority of the then outstanding voting securities of the Company by any person or any group (within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934), other than the Company or a Subsidiary Corporation, all outstanding Options under the Plan shall become fully vested and exercisable in full, on and after (i) 15 days prior to the effective date of such sale, transfer or acquisition or (ii) the date of commencement of such tender or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable at or after the date of termination otherwise applicable to the exercise period of such Option.

(3)     In the event of the proposed dissolution or liquidation of the Company, or any consolidation or merger in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value), all outstanding Options under the Plan shall become fully vested upon the Company's adoption of the plan or agreement related to such event. The Option Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof that such Optionee would receive upon such dissolution, liquidation, or corporate consolidation or merger if the Optionee were already the holder of the number of shares of Common Stock for which such Option is exercisable; or the Option Committee may provide in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors, provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise each Option as to all or any part of the shares of Common Stock subject thereto

(4)     Paragraphs (2) and (3) of this Section 6(f) shall not apply to any merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value.

(g)     Registration, Listing and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Board of Directors or the Option Committee shall determine that the registration, listing or qualification of the shares of Common Stock subject thereto, upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Option Committee or Board of Directors. The Company may require that any person exercising an Option shall make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(h)     Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(f) hereof.

(i)     Option Agreements. Each Option granted pursuant to the Plan shall be evidenced by a written option agreement ("Option Agreement") between the Company and the Optionee, which agreement shall, subject to the terms and conditions contained in the Plan, state: the number of shares of Common Stock to which the Option relates, the Option Price, and that the terms and conditions of this Plan shall be incorporated therein by reference. Each Option Agreement shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Option Committee shall deem advisable.

(j)     Sale of Shares. An Optionee may not sell any Common Stock which is acquired pursuant to the exercise of an Option hereunder for a period of six (6) months after he acquires such Common Stock unless the Superintendent shall waive, in writing, such a restriction.

          7.     Agreement by Optionee Regarding Withholding Taxes.  If the Option Committee shall so require, each Optionee shall agree that as a condition of exercise of an Option:

(a)     no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Option Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

(b)     the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee, Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or to retain a sufficient number of shares to equal the amount of tax required to be withheld with respect to the exercise of an Option.

          8.     Term, Amendment and Termination of the Plan. Options may be granted pursuant to the Plan from time to time within a ten-year period from the date the Plan is adopted by the Board of Directors; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time suspend, amend or modify the Plan subject to the approval of the Superintendent to be obtained in accordance with applicable law; provided, that no amendment or modification to the Plan which eliminates or adversely affects a right or privilege of an Optionee shall have any retroactive effect unless required by law. In addition, the approval of the holders of a majority of the Company's outstanding Common Stock shall be required to any amendment, other than an adjustment made pursuant to Section 6(f) hereof, which would (i) increase the number of shares of Common Stock as to which Options may be granted, (ii) change the number of shares of Common Stock which may be optioned to any single individual, (iii) decrease an Option Price, (iv) extend the term of the Plan or of an Option, or (v) change the persons or categories of persons eligible to be granted Options. No termination of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.

          9.     Approval of Stockholders and Superintendent.  This Plan is subject to approval by the holders of a majority of the outstanding shares of the capital stock of the Company and by the Superintendent, and no Option granted hereunder shall be effective or exercisable prior to such approval. If the Plan is not approved as provided above, the Plan and all Options granted hereunder shall be null and void and of no force and effect.

          10.     Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any director, employee or other person, firm, corporation or association.

          11.     No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

          12.     Investment Purpose.  Each Option under the Plan shall be granted on the condition that the purchase of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution.